Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165959) of Targa Resources Partners LP of our report dated April 16, 2010 relating to the combined financial statements of the Permian and Straddle Operations of Targa Resources, Inc., which appears in this Current Report on Form 8-K of Targa Resources Partners LP dated May 25, 2010.

PricewaterhouseCoopers LLP

Houston, Texas

May 25, 2010